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                                                                    Exhibit 21.1

                          Subsidiaries of Conseco, Inc.

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Name                                                                      State or Other Jurisdiction
----                                                                      ---------------------------
Conseco Risk Management, Inc.                                             Indiana
40|86 Advisors, Inc.                                                      Delaware
Conseco Equity Sales, Inc.                                                Texas
Design Benefit Plans, Inc.                                                Illinois
NAL Financial Group, Inc.                                                 Delaware
Marketing Distribution Systems Consulting Group, Inc.                     Delaware
CDOC, Inc.                                                                Delaware
CTIHC, Inc.                                                               Delaware
Conseco Securities, Inc.                                                  Delaware
K. F. Insurance Agency of Massachusetts, Inc.                             Massachusetts
K. F. Agency, Inc.                                                        Illinois
Administrators Service Corporation                                        Illinois
Eagles' National Corporation                                              Kentucky
Conseco Teleservices, Inc.                                                Delaware
Hawthorne Advertising Agency, Incorporated                                Pennsylvania
PL Holdings, Inc.                                                         Nevada
Conseco Travel & Event Services, Inc.                                     Colorado
Integrated Networks, Inc.                                                 Illinois
Design Securities Corporation                                             Delaware
Geneva International Insurance Company, Inc.                              Turks and Caicos
Business Information Group, Inc.                                          Illinois
Independent Processing Services, Inc.                                     Delaware
General Acceptance Corporation Reinsurance Limited                        Turks and Caicos
American Life and Casualty Marketing Division Co.                         Iowa
Conseco Group Risk Management Company                                     Mississippi
Target Ad Group, Inc.                                                     Illinois
Conseco Life Insurance (Bermuda) Limited                                  Bermuda
CFIHC, Inc.                                                               Delaware
Conseco Private Capital Group, Inc.                                       Indiana
Conseco Global Investments, Inc.                                          Delaware
40|86 Mortgage Capital, Inc.                                              Delaware
Conseco Management Services Company                                       Texas
Conseco Services, LLC                                                     Indiana
Conseco Marketing, L.L.C.                                                 Indiana
Conseco Entertainment, Inc.                                               Indiana
Conseco Entertainment, L.L.C.                                             Indiana
Conseco HPLP, L.L.C.                                                      Indiana
Conseco L.L.C.                                                            Delaware
Codelinks Data Services Private Limited                                   India
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Name                                                                      State or Other Jurisdiction
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
Codelinks, LLC                                                            Indiana
CNC Entertainment Nevada, Inc.                                            Nevada
Conseco Health Services, Inc.                                             Pennsylvania
CNC Real Estate, Inc.                                                     Delaware
Performance Matters Associates, Inc.                                      Delaware
Performance Matters Associates of Texas, Inc.                             Texas
Performance Matters Associates of Kansas, Inc.                            Kansas
Performance Matters Associates of Ohio, Inc.                              Ohio
Automobile Underwriters Corporation                                       Iowa
Automobile Underwriters Incorporated                                      Indiana
Techno Company d/b/a Statesman Data Services, Inc.                        Iowa
Direct Financial Services, Inc.                                           Illinois
Erie International Insurance Company, Inc.                                Turks and Caicos
Network Air Medical Systems, Inc.                                         Illinois
Association Management Corporation                                        Illinois
Preferred Health Choice, Inc.                                             Illinois
Personal Healthcare, Inc.                                                 Delaware
Conseco Life Insurance Company of Texas                                   Texas
Colonial Penn Life Insurance Company                                      Pennsylvania
C.P. Real Estate Services Corp.                                           New Jersey
Eagle Mortgage Company, Inc.                                              Arkansas
Conseco Health Insurance Company                                          Arizona
Bankers National Life Insurance Company                                   Texas
Conseco Senior Health Insurance Company                                   Pennsylvania
Conseco Life Insurance Company of New York                                New York
Washington National Insurance Company                                     Illinois
Conseco Life Insurance Company                                            Indiana
Conseco Annuity Assurance Company                                         Illinois
Washington National Development Company                                   Delaware
Bankers Life Insurance Company of Illinois                                Illinois
Bankers Life and Casualty Company                                         Illinois
BLC Financial Services, Inc.                                              Illinois
Falls Holding of Delaware, Inc.                                           Delaware
Carmel Fifth, LLC                                                         Delaware
3037939 Nova Scotia Company                                               Nova Scotia
ResortPort Holding of Delaware, Inc.                                      Delaware
3037953 Nova Scotia Company                                               Nova Scotia
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